EXHIBIT 4




                             VALLEY RESOURCES, INC.
                      401(k) EMPLOYEE STOCK OWNERSHIP PLAN

                            Effective January 1, 1997

                             VALLEY RESOURCES, INC.
                      401 (k) EMPLOYEE STOCK OWNERSHIP PLAN

                                Table of Contents

                                                                   Page

                                    Section 1
                                      Name

Section 1        Name..........................................     1

                                    Section 2
                                   Definitions

Section 2.1      Definitions...................................     1

                                    Section 3
                                  Participation

Section 3.1      Plan Eligibility..............................     6
Section 3.2      Excluded Employees............................     6
Section 3.3      Cessation of Participation....................     6

                                    Section 4
                                  Contributions

Section 4.1      Compensation Deferral Contributions...........     7
Section 4.2      Employer Matching Contributions...............     7
Section 4.3      Discretionary Contributions...................     7
Section 4.4      Source of Employer Contributions..............     8
Section 4.5      Investment of Contributions...................     8
Section 4.6      Recovery of Contributions.....................     8
Section 4.7      Other Provisions Relating to Compensation
                 Deferral Contributions........................     9
Section 4.8      Nondiscrimination Test of Section 401(k)
                   of the Code.................................     10
Section 4.9      Nondiscrimination Test of Section 401(m)
                   of the Code.................................     15
Section 4.10     Allocation to Accounts........................     17
Section 4.11       Dividends on Employer Securities............     18

                                    Section 5
                         Accounts and Valuation of Funds

Section 5.1      Participant's Total Account....................    18
Section 5.2      Establishment of Investment Accounts...........    19
Section 5.3      Investment Elections...........................    19
Section 5.4      Procedure as of Each Valuation Date............    20
Section 5.5      Limitations on Annual Additions................    20
Section 5.6      Section 415(e) Limitation......................    22

                                    Section 6
                                     Vesting

Section 6.1      Vesting........................................    22
Section 6.2      Service for Vesting............................    23
Section 6.3      Forfeitures....................................    23
Section 6.4      Full Vesting Upon Retirement, Disability or Death  24
Section 6.5      Amendment of Vesting Schedule....................  24
Section 6.6      Failure to Locate Participant....................  24

                                    Section 7
                                   Retirement

                                    Section 8
                           Termination of Employment

Section 8.1      Deemed Distribution..............................  25
Section 8.2      Voluntary Distribution...........................  25

                                    Section 9
                               Payment of Benefits

Section 9.1      Manner of Payment................................  25
Section 9.2      Minimum Distribution Requirements................  26
Section 9.3      Distribution Upon Death..........................  28
Section 9.4      Diversification Rights...........................  28
Section 9.5      Rollovers........................................  29

                                   Section 10
                              Withdrawals and Loans

Section 10.1     Withdrawals After Age 59-1/2.....................  30
Section 10.2     Hardship Withdrawals During Employment...........  31
Section 10.3     Withdrawal of Rollover...........................  32
Section 10.4     Loans............................................  32

                                   Section 11
                                 The Trust Fund

Section 11.1     Trust Agreement..................................  34
Section 11.2     Appointment of Independent Accountants...........  34

                                   Section 12
                           Administration of the Plan

Section 12.1     The Plan Administrator...........................  34
Section 12.2     Resignation or Removal...........................  34
Section 12.3     Meetings.........................................  35
Section 12.4     Uniform Rules of Administration..................  35
Section 12.5     Proof of Age.....................................  35
Section 12.6     Records and Official Communications..............  35
Section 12.7     Directions to Trustee............................  35
Section 12.8     Written Authorization............................  35
Section 12.9     Expenses.........................................  36
Section 12.10    Indemnification of Plan Administrator and
                   Committee Members..............................  36

                                   Section 13
                                Claims Procedure

Section 13.1     Claim for Benefit................................  36
Section 13.2     Review of Denial of Claim........................  37
Section 13.3     Decision by Board of Directors...................  37

                                   Section 14
                                  Miscellaneous

Section 14.1     Non-Alienation of Benefits.......................  37
Section 14.2     Payment Upon Final Determination of Qualified
                   Domestic Relations Order.......................  38
Section 14.3     Risk to Participants and Source of Payments......  38
Section 14.4     Rights of Participants...........................  38
Section 14.5     Statement of Accounts............................  38
Section 14.6     Designation of Beneficiary.......................  39
Section 14.7     Payment to Incompetents..........................  39
Section 14.8     Plan Administrator Authority to Determine Payee..  39
Section 14.9     Severability.....................................  40
Section 14.10    Application of Plan Provisions...................  40
Section 14.11    Voting of Company Common Stock...................  40
Section 14.12    Tender or Exchange Offers........................  40
Section 14.13    Employer Securities Acquisition Loans............  41

                                   Section 15
                  Amendment, Termination or Merger of the Plan

Section 15.1     Right to Amend...................................  42
Section 15.2     Right to Terminate...............................  43
Section 15.3     Procedure Upon Termination.......................  43
Section 15.4     Merger of Plans..................................  43

                                   Section 16
                              Top Heavy Provisions

Section 16.1     Top Heavy Provisions.............................  44
Section 16.2     Minimum Contribution.............................  45
Section 16.3     Plan Year in Which Plan is Top Heavy.............  46
Section 16.4     Plan Year in Which Plan is Super Top Heavy.......  46
Section 16.5     Vesting Schedule.................................  46
Section 16.6     Plan Year in Which Plan Ceases to be Top Heavy...   47

                             VALLEY RESOURCES, INC.
                      401(k) EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, effective January 1, 1976, Valley Gas Company, a subsidiary of Valley Resources, Inc. ("Valley"), adopted the Valley Gas Company Employee Stock Ownership Plan (the "Valley Gas ESOP") to provide retirement benefits and ownership interests in Valley Gas Company for certain of its employees, which plan was subsequently amended and restated effective September 1, 1984 and September 1, 1989;

         WHEREAS, effective January 1, 1985, Valley Gas Company adopted the Valley Gas Company Employees Savings Plan (the "Valley Gas Savings Plan") to provide a deferred compensation plan for certain of its employees, which plan was subsequently amended and restated effective January 1, 1989;

         WHEREAS, effective April 1, 1987, Valley Gas Company adopted the Valley Gas Company Union Employees Savings Plan (the "Valley Gas Union Plan") to provide a deferred compensation plan for certain of its employees covered by a collective bargaining agreement, which plan was subsequently amended and restated effective January 1, 1989;

         WHEREAS, Valley wishes to merge the Valley Gas Union Plan and the Valley Gas Savings Plan into the Valley Gas ESOP to form the Valley Resources, Inc. 401(k) Employee Stock Ownership Plan (the "Plan");

         WHEREAS, effective January 1, 1997 and subject to its acceptance of fiduciary status, Valley appoints NYL Trust Company as trustee of the trust established under the Plan;

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, Valley adopts the Plan to read as follows:

                                    SECTION 1

                                      NAME

         This plan shall be known as the Valley Resources, Inc. 401(k) Employee Stock Ownership Plan and is referred to herein as the "Plan".

                                    SECTION 2

                                   DEFINITIONS

2.1 "Affiliated Company" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

2.2 "Break in Service" means one or more consecutive calendar years during which the Participant does not complete more than five hundred (500) Hours of Service with the Employer. A "Break in Service" shall not include any calendar year during which the Employer was on lay-off or Leave of Absence, provided that the Employee returns to employment upon termination of the lay-off or Leave of Absence. Solely for purposes of determining whether a Break in Service has occurred, an Employee who incurs an absence from work by reason of the (i) pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) caring for the child for a period beginning immediately following such birth or placement, shall receive credit for the number of hours the Employee would have received but for the absence as described above up to five hundred one (501) Hours of Service during the Plan Year in which the Employee's absence from work commenced if required to prevent a Break in Service in that period, or, in all other cases, in the immediately following Plan Year.

2.3 "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any subsequent income tax law of the United States; references to specific Code sections shall be deemed to include all subsequent amendments of those sections, or the corresponding provisions of any subsequent income tax law.

2.4      "Company" means Valley Resources, Inc.

2.5 "Compensation" means, except as otherwise provided, total compensation paid by the Employer to an Employee during a Plan Year which is reported as wages to the Internal Revenue Service for federal income tax purposes, including pre-tax contributions to a plan maintained by the Company or any Affiliated Company pursuant to Code Sections 125, 402(e)(3) or 402(h).

                  (i) No more than One Hundred Thousand Dollars ($100,000.00) of a Participant's Compensation shall be taken into account for any Plan Year for allocations pursuant to ss.4.10.

                  (ii) The annual compensation of each Participant taken into account under the Plan for any year shall not exceed the Code
                  Section 401(a)(17) limit as adjusted. Compensation shall not include any amount in excess of One Hundred Fifty Thousand Dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. In determining the compensation of a Participant for purposes of this limitation, the rules of
                  Section 414(q)(6) of the Code, which aggregate the compensation of family members of certain Highly Compensated Employees, shall apply, except in applying such rules the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

                  (iii) If an Employee initially becomes a Participant in the Plan (or subsequently resumes participation in the Plan after termination of his employment) other than on the first day of any Plan Year, Compensation paid prior to the date on which his participation becomes effective shall be disregarded.

2.6 "Compensation Deferral Contribution" means an Employer contribution to the Plan pursuant to a Participant's election described in Section 4.1.

2.7 "Compensation Deferral Limit" for any Plan Year shall mean the maximum percentage of a Participant's Compensation which may be contributed to the Plan pursuant to a salary reduction agreement under Section 401(k) of the Code; provided, however, that contributions made under Section 4.1 in any calendar year shall not exceed Nine Thousand Five Hundred Dollars ($9,500), or such greater amount as is prescribed by the Secretary of the Treasury to reflect increases in the cost of living, in accordance with Section 402(g)(5) of the Code, in any calendar year. The Company shall establish the Compensation Deferral Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Sections 401(k) and (m) of the Internal Revenue Code and shall apply the limit to such Employees as necessary to assure compliance with such tests.

2.8 "Disability" means total and permanent disability which qualifies a Participant for benefits under an Employer-sponsored long-term disability program or, for Participants not covered by such a program, which would qualify him for long-term disability benefits if he was covered. The Plan Administrator shall, acting upon the basis of the diagnosis of a competent physician or physicians, make a final determination as to the Participant's disability using the same terms and conditions as would be applied under an Employer-sponsored long-term disability program, including waiting periods.

2.9      "Effective Date" means January 1, 1997.

2.10 "Employee" means any person who on or after the Effective Date is employed by an Employer.

2.11 "Employee Stock Fund" means an investment fund consisting primarily of Employer Securities purchased with Compensation Deferral Contributions and
Rollover Contributions, which may include cash and cash equivalents for liquidity purposes.

2.12 "Employer" means the Company and any Affiliated Company which, with the consent of the Company, adopts the Plan after this document is executed, and any successor or successors of any of them if such successor is an Affiliated Company.

2.13 "Employer Securities" means the common stock of the Company, as defined in Section 409(l)(4) of the Code.

2.14  "Employer  Stock Fund" means an investment  fund  consisting  primarily of
Employer   Securities   purchased  with  Employer  Matching   Contributions  and
Discretionary Contributions.

2.15 "Hour of Service" means each hour for which an Employee is paid or entitled to payment by an Employer for the performance of duties and for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated), excluding however, hours for which the Employee is directly or indirectly paid or entitled to payment for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. In no event shall an Employee be credited with more than five hundred one (501) Hours of Service for any period in which he is paid or entitled to payment solely for reasons other than the performance of duties. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, unless the hour for which back pay has been awarded or agreed to has already been credited to the Employee as an Hour of Service. Hours of Service shall be credited for any period during which the Employee is on military duty in the Armed Forces of the United States (provided he was employed by an Employer immediately prior to entering the military service and he returns to work within the limits and under the conditions prescribed by law) based on a forty (40) hour week or pro rata portion thereof. Employees paid on other than an hourly basis shall be credited with forty-five (45) hours per week or a pro rata portion thereof during each period for which they are paid. Hours of Service shall be credited to the Employee in the Plan Year in which the Hour of Service for which the Employee is compensated occurs; provided, however, that in the event that an Employee receives Compensation for an Hour of Service in a Plan Year in which such Hour of Service occurred, the Hour of Service may be credited, on a consistent basis for similarly situated Employees, to the Employee in the Plan Year in which such Compensation was paid, except if the Hour of Service occurred within thirty-one
(31) days of the end of the Plan Year in which the Hour of Service is credited. Hours of Service at premium rates shall be counted as straight time hours. No Hour of Service shall be credited more than once under the application of the foregoing rules. Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

2.16 "Leave of Absence" means (a) any absence from work of one (1) year or less authorized by the Employer in a fair and nondiscriminatory manner in accordance with its standard personnel practices, provided the Employee returns to work with the Employer within the period specified by the Employer in authorizing the leave of absence and (b) any absence from work for service in the Armed Forces of the United States, provided the Employee returns to work with the Employer within the period during which his reemployment rights are protected by law.

2.17     "Limitation Year" means the calendar year.

2.18 "Normal Retirement Age" means a Participant's sixty-second (62nd) birthday.

2.19 "Participant" means any Employee who participates in the Plan as provided in Section 3, and shall include any former Employee or the beneficiary of a deceased Participant as long as the former Employee or beneficiary has a Total Account.

2.20 "Plan Administrator" means the Company and shall include any committee or committees appointed pursuant to Section 12 to administer the Plan.

2.21     "Plan Year" means the calendar year.

2.22 "Predecessor Plan" means any qualified deferred compensation plan described in Exhibit A hereto, as amended from time to time, which has been merged with and has had its assets and liabilities transferred into the Plan.

2.23 "Total Account" or "Account" means the total amount held under the Plan for a Participant.

2.24 "Trust Agreement" means the trust agreement between the Company and NYL Trust Company) as provided in Section 11, as amended from time to time.

2.25 "Trust Fund" or "Fund" means the fund established under the terms of the Trust Agreement with the Trustee.

2.26 "Trustee" means NYL Trust Company acting as such under a Trust Agreement, and any successor Trustee under the Trust Agreement.

2.27     "Valuation Date" means each business day.

2.28 "Year of Service" means a twelve (12) month period in which the Employee complete one thousand (1,000) Hours of Service with an Employer. The determination of a Year of Service for eligibility to participate in the Plan shall be first made during the twelve (12) month period commencing on the date the Employee begins employment with the Employer ("initial employment year"). If an Employee fails to complete one thousand (1,000) Hours of Service during such initial employment year, the determination of a Year of Service for eligibility to participate shall thereafter be made during the Plan Year, commencing with the Plan Year which includes the last day of such initial employment year.

2.29 As used herein, the masculine pronoun shall include the feminine gender, and the singular shall include the plural, and the plural the singular, unless the context indicates a different meaning.

                                    SECTION 3

                                  PARTICIPATION

3.1      Plan Eligibility

         (a) Each Employee who was eligible to participate in a Predecessor Plan shall be immediately eligible to participate in the Plan as of the Effective Date.

         (b) Except as otherwise provided, each other Employee shall be eligible to participate in the Plan upon attainment of age twenty-one (21) and completion of one Year of Service. Subject to Section 3.2, an Employee who meets the aforementioned eligibility requirements may become a Participant on the January 1, April 1, July 1 or October 1 coincident with or next following his fulfillment of the eligibility requirements.

         (c) Notwithstanding anything contained herein to the contrary, any Employee who is not otherwise eligible to participate in the Plan and who elects to have distributions from retirement plans maintained by other employers and qualified under Section 401 of the Code rolled over into this Plan shall be considered a Participant for purposes of such rolled over amounts only until he meets the eligibility requirements specified in subsection (b) above.

3.2      Excluded Employees

         A leased employee shall not be eligible to participate in the Plan. If a leased employee becomes an Employee, for purposes of the Plan's participation and vesting requirements, service as a leased employee shall be treated as service as an Employee of the Employer. The preceding sentence shall not apply to any leased employee if (a) such employee is covered by a money purchase pension plan providing: (i) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the Employer's non-highly compensated workforce. For purposes of this paragraph, the term "leased employee" means any person (other than an Employee of an Employer or Affiliated Company) who, pursuant to an agreement between an Employer and any other person ("leasing organization"), has performed services for an Employer (or for an Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the business field of the Employer.

3.3      Cessation of Participation

         An Employee's participation shall cease upon his retirement or earlier separation from service with the Employer, except to the extent that funds are held in the Trust for future distribution to him or his beneficiary. A Participant who retires or terminates employment with the Employer and who is subsequently reemployed by the Employer may resume active participation on the first day of the first payroll period in the calendar quarter following his reemployment.

                                    SECTION 4

                                  CONTRIBUTIONS

4.1      Compensation Deferral Contributions

         A Participant may elect to have the Employer make Compensation Deferral Contributions on his behalf in accordance with procedures established by the Plan Administrator. Pursuant to such Compensation Deferral election, the Employer shall make a Compensation Deferral Contribution to the Plan on behalf of such Participant in an amount equal to the Participant's reduction in Compensation. The Participant may elect to have his Compensation reduced by an integral percentage from one percent (1%) to the maximum amount permitted under the Code, subject to the Compensation Deferral Limit, if applicable. A Participant's reduction in Compensation must be expressed as a whole percentage.

4.2      Employer Matching Contributions

         For each Plan Year, the Employer shall contribute to the Trust Fund an amount equal to fifty percent (50%) of Compensation Deferral Contributions up to four percent (4%) of Compensation. The contributions made by the Employer under this Section shall be known as Employer Matching Contributions and shall be credited to the Participant's Matching Contribution Account. The Employer shall make Employer Matching Contributions monthly. If the Plan acquires common stock of the Company with the proceeds of an Employer Securities Acquisition Loan, the Employer's obligation to make Matching Contributions may be satisfied by crediting a Participant's Employer Account with Employer Securities equal in value to the Employer Matching Contributions.

4.3      Discretionary Contributions.

         (a) The Employer may contribute to the Trust Fund for each respective Plan Year such amount as its Board of Directors, in its sole discretion, shall determine by a vote adopted prior to the due date for its federal income tax return for each fiscal year; provided however, that such contribution for any year shall not exceed the greater of (i) fifteen percent (15%) of the aggregate compensation paid or accrued in such year to all Participants, or (ii) the maximum amount deductible from the Employer's income for such year under Section 404 of the Code; and provided further that although the Employer intends to contribute regularly to the Plan, it shall not have any obligation to make any contribution to the Plan with respect to any year for which the Board of Directors determines that it would not be in the Employer's best interest to contribute.

         (b) The Employer's contribution under this Section for any Plan Year shall be paid by the Employer to the Trustee within the time permitted for payment by the Code for a contribution to be deductible for such Plan Year.

         (c) Notwithstanding the foregoing provisions of this Section, if the Plan borrows money to acquire Employer Securities, the Employer shall contribute cash to the Plan at such times and in such amounts as are necessary to enable the Plan to meet its obligations under any such loan; provided, however, that if dividends are paid on the Employer Securities, such dividends shall also be applied to such payments.

         (d) Contributions made to the Plan under this Section shall be in the form of cash, Employer Securities, or a combination thereof and shall be allocated as provided in ss.4.10. Contributions made in the form of cash and allocated to the Participant's Total Account may be applied by the Trustee at any time and from time to time towards the purchase of Employer Securities which shall be credited to the Participant's Total Account.

4.4      Source of Employer Contributions

         All Employer contributions shall be made in cash, except that Employer contributions to the Employer Stock Fund may be made in the form of shares of common stock of the Company.

4.5      Investment of Contributions

         All Compensation Deferral Contributions made on behalf of a Participant shall be invested by the Trustee in accordance with the Participant's election under Section 5.3.

4.6      Recovery of Contributions

         (a) Except as otherwise provided in this Section, the assets of the Plan shall never inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits under the Plan and defraying reasonable expenses of the Plan. However, no provision of this Plan shall prohibit the return of a contribution to an Employer or a Participant within one year after payment if such contribution was made by a mistake of fact.

         (b) All Employer contributions under the Plan are conditioned on their deductibility under Section 404 of the Code. To the extent they are disallowed as a deduction by the Internal Revenue Service, the Employer shall recover the contribution within one (1) year after the disallowance.

         (c) In the case of the return of a contribution which was made as a result of a mistake of fact, the amount which shall be returned is the excess of the amount contributed over the amount which would have been contributed had the mistake of fact not occurred. Further, in the case of the return of a contribution which was conditioned upon deductibility and in the case of a contribution made as the result of a mistake of fact, earnings attributable to the excess contribution may not be returned, but losses attributable thereto must reduce the amount to be returned. Further, in both such cases, if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the Total Account of any Participant to be reduced to less than the balance which would have been in the Total Account had the mistaken amount not been contributed, then the amount to be returned to the Employer shall be limited so as to avoid such reduction.

4.7      Other Provisions Relating to Compensation Deferral Contributions

         (a) A Participant may suspend his Compensation Deferral Contributions in accordance with procedures established by the Plan Administrator.

         (b) A Participant may increase or decrease his rate of Compensation Deferral Contributions, or have such contributions resumed after a period of suspension, in accordance with procedures established by the Plan Administrator.

         (c) The amount of Compensation Deferral Contributions required to be made to the Plan by the Employer on a Participant's behalf shall be paid by the Employer to the Trust as soon as administratively practical following the end of the month in which the Participant would have otherwise received the amount thereof as Compensation.

         (d) The Employer may amend or terminate a Participant's Compensation Deferral election at any time the Employer determines that such action is necessary (i) to ensure that the annual addition to a Participant's Total Account for any Plan Year does not exceed the annual addition limitations under
Section 5 hereof, (ii) to limit contributions to the amount which is deductible for any Plan Year under the Code, or (iii) to ensure that the nondiscrimination tests of Section 401(k) of the Code are satisfied for any Plan Year.

         (e) The term "Excess Deferrals" means those Compensation Deferral Contributions that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Compensation Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Deferrals shall be treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year. Notwithstanding any other provisions of the Plan, Excess Deferrals and income or loss allocable thereto shall be distributed no later than April 15 of each year to Participants who claim such Excess Deferrals for the preceding calendar year pursuant to the following procedure:

                  (i) the Participant's claim shall be in writing, submitted to the Plan Administrator no later than March 1, and shall specify the Participant's Excess Deferrals for the preceding calendar year; and

                  (ii) the claim shall be accompanied by the Participant's written statement that if such amounts are not distributed, the Participant's Compensation Deferral Contributions, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(d) or 403(b) of the Code, exceed the limit imposed on the Participant under Section 402(g) of the Code for the year in which such Excess Deferrals occurred.

The income or loss allocable to Excess Deferrals is the income or loss allocable to the Participant's Compensation Deferral Contributions (and such amounts treated as such, if any) for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for the year and the denominator of which is the Participant's Total Account balance attributable to Compensation Deferral Contributions without regard to any income or loss occurring during such taxable year.

         A Participant shall be deemed to have notified the Plan Administrator of the existence of Excess Deferrals with respect to him for any calendar year to the extent such Participant has Excess Deferrals for such year taking into account only Compensation Deferral Contributions under the Plan and other plans of an Employer.

         A Participant may receive a corrective distribution of Excess Deferrals during the calendar year to which they relate under circumstances contemplated by regulations promulgated under Section 402(g) of the Code.

4.8      Nondiscrimination Test of Section 401(k) of the Code

         (a) The  Plan  shall  satisfy  the  nondiscrimination  requirements  of
Section 401(k) of the Code, which require Elective Deferrals to the Plan to satisfy one of the alternative actual deferral percentage ("ADP") tests described below. For purposes of this Section, an Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes (i) an Employee who would be a Participant in the Plan but for the failure to make required contributions, (ii) an Employee whose right to make Compensation
Deferral Contributions has been suspended because of an election (other than certain one-time elections) not to participate or a hardship distribution, and
(iii) an Employee who is unable to make a Compensation Deferral Contribution because his Compensation is less than a stated dollar amount. In the case of an Eligible Employee who makes no Compensation Deferral Contributions, the deferral ratio that is to be included in determining the ADP is zero (0).

         (b) The ADP test is satisfied if the ADP for Highly Compensated Employees for the Plan Year does not exceed (1) one hundred twenty-five percent (125%) of the ADP for all other Eligible Employees for the Plan Year or (2) the lesser of two hundred percent (200%) of the ADP for all other Eligible Employees or the ADP of all other Eligible Employees plus two (2) percentage points.

         (c) The Plan shall take into account the actual deferral ratio ("ADR") of all Eligible Employees for purposes of the ADP test. The term "ADR" means the ratio, calculated separately for each Eligible Employee in the highly compensated group and for all other Eligible Employees, of the amount of Elective Deferrals made on behalf of each such Employee to such Employee's Compensation for the Plan Year. The ADP is the average of the ratios (ADR's) determined in accordance with the preceding sentence for a specified group of Participants for a Plan Year.

         (d) An Elective Deferral shall be taken into account under the ADP test for a Plan Year only if:

                  (i) it relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2-1/2) months after the close of the Plan Year (but for the deferral election); and

                  (ii) it is allocated to the Employee as of a date within the Plan Year. For this purpose, an Elective Deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Deferral is actually paid to the Trust no later than twelve (12) months after the Plan Year to which it relates.

         (e) For purposes of Section 4.8 and Section 4.9, the following terms shall have the following meanings:

                  (i) With respect to each Participant, the term "Elective Deferrals" shall mean (A) any Compensation Deferral Contributions, including Excess Contributions, but excluding Compensation Deferral Contributions that are taken into account in the ACP test (provided the ADP test is satisfied both with and without the exclusion of these Compensation Deferral Contributions); and (B) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

                  (ii) The term "Matching Contributions" ("MCs") shall mean any contributions to this or any other defined contribution plan made by the Employer for the Plan Year and allocated with respect to a Participant by reason of the Participant's Compensation Deferral Contributions.

                  (iii) The term "Qualified Matching Contributions" ("QMCs") shall mean any MCs which are subject to the distribution restrictions and nonforfeitability requirements set forth under Section 401(k) of the Code.

                  (iv) The term "Qualified Non-Elective Contributions" ("QNCs") shall mean contributions (other than MCs or QMCs) made by the Employer and allocated to Participants' Total Accounts that the Participant may not elect to receive in cash until distributed from the Plan. QNCs shall be subject to the distribution restrictions and nonforfeitability requirements set forth under Section 401(k) of the Code.

                  (v) The term "Highly Compensated Employee" shall mean any Employee of an Employer who performs service during the determination year and who, during the determination year or the look-back year (A) was at any time a five percent (5%) owner of the Employer, (B) received compensation from the Employer, including elective or salary reduction contributions to a tax-sheltered annuity, cash or deferred arrangement ("CODA") or cafeteria plan, in excess of Seventy-Five Thousand Dollars ($75,000), (C) received compensation from the Employer in excess of Fifty Thousand Dollars ($50,000) and was in the top-paid group of Employees for such year, or (D) was at any time an officer of the Employer and received compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such year. For purposes of this clause (iii), the determination year is the Plan Year for which the determination of who is highly compensated is being made. The look-back year is the twelve (12) month period immediately preceding the determination year. In the case of the Plan Year for which the relevant determination is being made, an Employee not described in either clause (B), (C) or (D) for the preceding Plan Year shall not be treated as described in either clause (B), (C) or (D) unless such Employee is a member of the group consisting of the one hundred (100) Employees paid the greatest compensation during the Plan Year for which such determination is being made. For purposes of this clause (iii), all Employers aggregated under Sections 414(b), (c), (m) or (o) shall be treated as a single Employer.

                  (1) For purposes of clause (v)(C) above, an Employee is in the "top-paid group" of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of active Employees (excluding Employees who perform no service during the year) when ranked on the basis of compensation paid during such Plan Year. The top-paid group shall exclude (a) Employees with less than six (6) months of service, (b) part-time Employees (less than seventeen and one-half (17-1/2) hours per week or less than six (6) months of service per year), (c) Employees under age twenty-one (21), and (d) nonresident aliens; provided that such Employees shall not be excluded for purposes of identifying the particular Employees in the top-paid group.

                  (2) For purposes of clause  (v)(D)  above,  no more than fifty
                  (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers; provided that if for any year no officer of the Employer is described in clause (iii)(D) above, the highest paid officer for such year shall be treated as described in such clause.

                  (3) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee upon termination of employment with the Employer or at any time after attaining age fifty-five (55).

                  (4) For purposes of this clause (v), compensation shall mean compensation which is actually paid or includable in gross income during such Plan Year and shall include compensation otherwise excludable from the Employee's gross income for the Plan Year under Sections 125, 402(a)(8), or 402(h)(1)(B) of the Code. The dollar limitations used herein shall be adjusted annually to reflect cost of living increases.

                  (5) For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year". However, if the Employer shall elect, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing for the determination of which Employees are Highly Compensated Employees is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which such testing is being performed (the "lag period"). If the "lag period" is less than twelve (12) months, the dollar threshold amounts specified in (b), (c) and (d) above shall be pro-rated based upon the number of months in the "lag period".

                  (vi) The term "Non-Highly Compensated Employee" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

                  (vii) The term "Family Member" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants (and their spouses), including those legally adopted.

         (f) In the case of a Highly Compensated Employee who is either a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and is therefore subject to the family aggregation rules of Section 414(q)(6) of the Code, the ADR for the group of Family Members (which is treated as one (1) Highly Compensated Employee) is the ADR determined by aggregating the Elective Deferrals and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the Elective Deferrals and Compensation of all Family Members are disregarded in determining the ADP for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

         (g) The term "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of contributions actually paid over to the Trustee on behalf of Highly Compensated Employees which are treated as Elective Deferrals for such year over (ii) the maximum amount of such contributions permitted under the limitations of this Section, determined by a leveling method under which the ADR of the Highly Compensated Employee with the highest ADR is reduced to the maximum acceptable level until such Highly
Compensated  Employee's  ADR is equal to the  ratio  of the  Highly  Compensated
Employee with the next highest ADR or the nondiscrimination test of Section 401(k) of the Code is met. This process must be repeated until the Plan satisfies the nondiscrimination test described in this Section.

         (h) If reduction of the ADR of the family group whose ADR is determined under the family aggregation rules above is required, correction of the ADR is accomplished by reducing the ADR of the family unit in accordance with the leveling method described in subsection (g) hereof.

         (i) If the nondiscrimination test described in this Section is not satisfied, Excess Contributions attributable to Highly Compensated Employees during the Plan Year (and income or losses allocable to such contributions), shall be distributed to the Highly Compensated Employees who have had a reduction in their Compensation Deferral Contributions no later than the end of the Plan Year immediately following the Plan Year in which the Excess Contribution was made by the Employer.

         (j) Any distribution of the Excess Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each such Employee. Failure to correct Excess Contributions by the close of the Plan Year following the Plan Year for which they were made shall cause the cash or deferred arrangement (the "CODA") to fail to satisfy the requirements of Section 401(k)(3) of the Code for the Plan Year for which the Excess Contributions were made and for all subsequent years they remain in the Trust. In addition, the Employer shall be liable for a ten percent (10%) excise tax on the amount of Excess Contributions unless they are corrected within two and one-half (2-1/2) months after the close of the Plan Year for which they were made.

         (k) Notwithstanding anything contained herein to the contrary, for purposes of Section 4.8 and Section 4.9, when two (2) or more plans are treated as a single plan for purposes of Sections 401(a)(4) or 410(b) of the Code (except for Section 410(b)(2)(A)(ii) of the Code), all CODAs included in such plans are treated as a single CODA for purposes of the ADP test as well as for purposes of Sections 401(a)(4) and 410(b) of the Code.

         (l) If a Highly Compensated Employee is eligible under more than one CODA of the Employer, such Employee's actual deferral percentage is calculated by treating all the CODAs as one CODA. If a Highly Compensated Employee participates in two (2) or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

4.9      Nondiscrimination Test of Section 401(m) of the Code

         (a) The  Plan  shall  satisfy  the  nondiscrimination  requirements  of
Section 401(m) of the Code, which require Employer Matching Contributions to satisfy one of the alternative actual contribution percentage ("ACP") tests described below. For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions and includes (i) an Employee who would be a Participant in the Plan but for the failure to make required contributions, (ii) an Employee whose right to receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate, and (iii) an Employee who is unable to receive a Matching Contribution because his Compensation is less than a stated dollar amount. In the case of an Eligible Employee who receives no Matching Contributions, the contribution ratio that is to be included in determining the ACP is zero (0).

         (b) The ACP test is satisfied if the ACP for Highly Compensated Employees for the Plan Year does not exceed the greater of (1) one hundred twenty-five percent (125%) of the ACP for all other Eligible Employees or (2) the lesser of two hundred percent (200%) of the ACP for all other Eligible Employees or the ACP for all other Eligible Employees plus two (2) percentage points (the "alternative limitation").

         (c) The Plan shall take into account the actual contribution ratio ("ACR") of all Eligible Employees for purposes of the ACP test. The term "ACR" means the ratio, calculated separately for each Eligible Employee in the highly compensated group and for all other Eligible Employees, of the amount of Section 401(m) Contributions made on behalf of each such Employee to such Employee's Compensation for the Plan Year. The ACP is the average of the ratios (ACR's) determined in accordance with the preceding sentence for a specified group of Participants for a Plan Year.

         (d) Except as otherwise provided herein, with respect to each Participant, the term "Section 401(m) Contributions" shall mean (1) any Matching Contribution for a Plan Year if it is (A) made on account of an Employee's Compensation Deferral Contributions for the Plan Year, (B) allocated to the Employee's Total Account during that year, and (C) paid to the Trust by the end of the twelfth (12th) month following the close of that year; and (2) at the election of the Employer, Qualified Non-Elective Contributions and Compensation Deferral Contributions.

         Qualified Matching Contributions which are used to meet the requirements of Section 401(k)(3)(A) of the Code are not to be taken into account as Matching Contributions for purposes of the ACP test of Section 401(m) of the Code.

         (e) In the case of a Highly Compensated Employee who is either a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and is therefore subject to the family aggregation rules of Section 414(q)(6) of the Code, the ACR for the group of Family Members (which is treated as one (1) Highly Compensated Employee) is determined by aggregating the Section 401(m) Contributions and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the Section 401(m)
Contributions and Compensation of all Family Members are disregarded in determining the ACP for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

         (f) The multiple use of the alternative limitation with respect to any Highly Compensated Employee is restricted in accordance with Section 401(m)(9)(A) of the Code. Multiple use of the alternative limitation may occur in the event that one (1) or more Highly Compensated Employees of the Employer is eligible to participate in both a CODA and in a plan to which employee contributions or Matching Contributions or both are made; provided that no multiple use will be deemed to have occurred unless the percentage obtained by adding the ADP and the ACP of the Highly Compensated Employees exceeds the "aggregate limit". The aggregate limit is (i) one hundred twenty-five percent (125%) of the greater of the ADP or the ACP of the Non-Highly Compensated Eligible Employees, plus (ii) two (2) percentage points plus the lesser of the ADP or the ACP of all the Non-Highly Compensated Employees (not to exceed two hundred percent (200%) thereof). Notwithstanding the foregoing, the aggregate limit may be determined by the formula set forth in the preceding sentence or by substituting the "lesser" for the "greater" in clause (i) thereof and the "greater" for the "lesser" in clause (ii) thereof.

         (g) The term "Excess Aggregate Contributions" means, with respect to a Plan Year, the excess of (i) the aggregate amount of Section 401(m) Contributions actually paid over to the Trustee on behalf of Highly Compensated Employees for such year, over (ii) the maximum amount of such contributions permitted under the limitations of this Section, determined by reducing such contributions made on behalf of Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee.

         (h) In the event Excess Aggregate Contributions are determined to have been made to the Plan after application of the nondiscrimination test set forth in this Section, the amount of the reduction necessary to satisfy the ACP test shall be forfeited, to the extent forfeitable under the terms of this Plan, no later than the last day of the Plan Year following the Plan Year for which such Excess Aggregate Contributions were made. To the extent such Excess Aggregate Contributions are nonforfeitable, such Excess Aggregate Contributions (and any income or loss allocable to such contributions) shall be distributed to the Participant no later than the last day of the next Plan Year following the Plan Year with respect to which the Excess Aggregate Contributions were made. The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is to be determined by reducing the ACR of the Highly Compensated Employee with the highest amount of excess Matching Contributions to satisfy the nondiscrimination test pursuant to Section 401(m) of the Code or to cause such Highly Compensated Employee's ACR to equal the Matching Contributions of the Highly Compensated Employee with the next highest amount of Matching Contributions. This process must be repeated until the Plan satisfies the nondiscrimination test described above. The determination and treatment of the ACR of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. Solely for purposes of the nondiscrimination test described herein, the following provisions shall apply:

                  (i) In the case of a Highly Compensated Employee who is eligible to participate in two (2) or more plans maintained by the Employer or an Affiliated Company to which Matching Contributions or employee contributions or both are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Employee's ACR.

                  (ii) In the event that this Plan satisfies the requirements of
         Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of
         Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Eligible Employees as if all such plans were a single plan.

         (i) Notwithstanding any provision contained herein to the contrary, the method of correcting Excess Aggregate Contributions set forth hereinabove must meet the nondiscrimination requirements of Section 401(a)(4) of the Code.

         (j) If reduction of the ACR of the family group whose ACR is determined under the family aggregation rules above is required, correction of the ACR is accomplished by reducing the ACR in accordance with the leveling method
described  in  subsection   (h)  of  this  Section  and  the  Excess   Aggregate
Contributions for the family unit are allocated among the Family Members in proportion to the Contributions of each Family Member that are combined.

4.10     Allocation to Accounts

         (a) The Employer's contribution under Section 4.3 for any Plan Year shall be allocated to the Accounts of Participants (i) who have completed one thousand (1,000) Hours of Service during the Plan Year or (ii) who have died, become disabled as defined in Section 2.8 or retired at or after age sixty-two
(62) during such year, in the ratio that the Compensation paid to each Participant during such year bears to the Total Compensation of all Participants during such year; provided, however, that the Employer may, in its discretion, in order for the Plan to satisfy the requirements of Section 410(b)(1)(B) of the Code for a Plan Year, allocate Employer contributions under Section 4.10 for such Plan Year to the Accounts of all Participants except those Participants who have completed not more than five hundred (500) Hours of Service during the Plan Year and whose employment with the Employer terminated during such Plan Year and who were not actively employed by the Employer on the last day of such Plan Year.

         (b) Employer Contributions made pursuant to Section 4.3 shall be allocated as of the last day of the Plan Year.

4.11     Dividends on Employer Securities.
         --------------------------------

         (a) Dividends on allocated and unallocated shares in the Employer Stock Fund may be used to make payments on any outstanding Employer Securities Acquisition Loan to the extent required by the loan documents or as directed by the Plan Administrator. The Plan Administrator, in its sole discretion, may take any action or combination of actions described below with respect to the dividends on Employer Securities which are not used in the manner described in the preceding sentence:

                  (i)   Dividends may be retained in the Employer Stock Fund; or

                  (ii) Dividends may be distributed in cash to Participants, on a nondiscriminatory basis, if distributed not later than ninety (90) days after the end of the Plan Year in which the dividends were received by the Trust Fund.

         (b) Any dividends received on unallocated Employer Securities held in a suspense account pursuant to Section 14.14 or any economic benefits resulting from the application of such dividends, shall be allocated proportionately to Participants' Accounts in the same manner as Employer contributions under
Section 4.10.

         (c) Any dividends received on Employer Securities that are allocated to Participants' Accounts, or any economic benefits resulting from the application of such dividends, shall be allocated in proportion to the balances in the Participants' Accounts in the Employer Stock Fund. However, if dividends paid on Employer Securities allocated to a Participant's Account are used to make payments on an Employer Securities Acquisition Loan, such Participant shall be credited with a number of shares of Employer Securities released from the loan suspense account as determined under Section 14.14.

                                    SECTION 5

                         ACCOUNTS AND VALUATION OF FUNDS

5.1      Participant's Total Account

         A separate Account for each Participant shall be established in the Trust Fund consisting of the following subaccounts:

                  (i)  "Compensation   Deferral  Contribution  Account"  --  the
portion of the total Account attributable to Compensation Deferral Contributions made in accordance with Section 4.1.

                  (ii) "Matching Contribution Account" -- the portion of the Total Account attributable to Matching Contributions, if any, made in accordance with Section 4.2.

                  (iii) "Employer Contribution Account" -- the portion of the Total Account attributable to Employer Contributions, if any, made in accordance with Section 4.3.

                  (iv) "Rollover Account" -- the portion of the Total Account attributable to Rollover Contributions, if any, made in accordance with Section 9.5.

5.2      Establishment of Investment Accounts

         Contributions made pursuant to Section 4 shall be remitted by the Employer to the Trustee for investment in accordance with the terms of the Trust and this Section. Within each of the subaccounts within a Participant's Total Account, separate records shall be kept of the portion, if any, invested in each of the investment funds maintained by the Plan and made available to Participants for the investment of their Accounts. Nothing shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalent in the available investment funds. The Trust Fund shall include an Employer Stock Fund, an Employee Stock Fund, and such other investment funds as the Company shall select from time to time. All amounts attributable to Employer Contributions under Section 4.2 and Section 4.3 shall be invested in the Employer Stock Fund. Amounts attributable to Compensation Deferral Contributions and Rollover Contributions shall be invested in accordance with Participant Elections pursuant to Section 5.3. To the extent Participants elect to have amounts attributable to Compensation Deferral Contributions and Rollover Contributions invested in Employer Securities, such contributions shall be invested in an Employee Stock Fund which shall acquire Employer Securities by purchases from a public securities market.

5.3      Investment Elections

         (a) Each Participant shall exercise exclusive control over the assets credited to his Compensation Deferral Contribution Account and Rollover Contribution Account in the Trust Fund. Participant's investment election shall specify, in one percent (1%) increments from zero percent (0%) to one hundred percent (100%), the percentage of future contributions to be invested in the Plan's various investment funds in accordance with procedures established by the Plan Administrator. The Plan Administrator shall communicate the available investment options to each Participant and shall advise the Trustee of the investment instructions communicated from time to time to it by the Participants pursuant to the provisions hereof.

         (b) Notwithstanding anything contained herein to the contrary, a Participant's Compensation Deferral Contributions may not be invested in the Employer Stock Fund.

         (c) A Participant shall have the opportunity to change the manner in which contributions to his Compensation Deferral Contribution Account and Rollover Account are invested in accordance with procedures established by the Plan Administrator. The investment election shall specify, in one percent (1%) increments from zero percent (0%) to one hundred percent (100%), the percentage of each account invested in the Plan's various funds. A Participant may also elect to transfer amounts between investment funds. Investment elections made under this Section shall be done in accordance with procedures established by the Plan Administrator. Any transfer of assets between the funds which may be required to achieve the investment mix elected by the Participant shall take place on the effective date of the change in investment under this Section.

         (d) With respect to a Participant's Compensation Deferral Contribution Account and Rollover Account, it is intended that the protections available under Section 404(c) of ERISA ("Section 404(c)") shall be afforded to the fiduciaries of the Plan and the Plan shall be operated and administered in accordance with Section 2550.404c-1(d) of the regulations issued by the United States Department of Labor. The provisions of this Section shall be administered so that Participants have the opportunity to exercise independent control over the assets in their Accounts (except the Matching Contribution Account and Employer Contribution Account), including an opportunity to choose from a broad range of investment alternatives, to deliver investment instruction with appropriate frequency, to diversify investments, and to obtain sufficient information to make informed investment decisions, all within the meaning of section 404(c). The provisions of subsection(d) are intended generally to relieve the fiduciaries of the Plan from liability for losses resulting from Participants' investment directions, but in no event shall have application in determining whether, or to what extent, the Plan (as to any period or transaction for which it does not comply with Section 404(c)) or fiduciaries satisfy the fiduciary responsibility or other provisions of Title I of ERISA.

5.4      Procedure as of Each Valuation Date

         The Trustee shall value the Trust Fund as its fair market value as of each December 31, and as of each such date, each Participant's balance in his various accounts shall be adjusted to reflect additions to and withdrawals from the accounts and their pro rata share of the earnings and losses of the investment funds (realized and unrealized) for the period since the immediately preceding Valuation Date.

5.5      Limitations on Annual Additions

         (a) The "annual addition" to a Participant's Total Account means with respect to each Limitation Year the sum credited to his Total Account of (i) Employer contributions, (ii) voluntary after-tax contributions and (iii) forfeitures. The term "annual additions" also includes amounts allocated to any individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, and with respect to any Key Employee, medical benefits allocated to a separate account under a funded welfare benefit plan, as required by Section 419A(d)(3) of the Code. The annual addition to a Participant's Total Account shall not exceed in any Limitation Year the lesser of Thirty Thousand Dollars ($30,000) or twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. The maximum amount of Thirty Thousand Dollars ($30,000) shall be increased as permitted by the Secretary of the Treasury in accordance with Section 415(d) of the Code, to take into account cost of living increases.

         (b) In any Limitation Year in which not more than one-third (1/3) of Employer Matching Contributions and Employer Contributions which are deductible under Section 404(a)(9) of the Code are allocated to the accounts of Highly Compensated Employees during the Plan Year, any such contributions which are applied by the Trustee to pay interest on an acquisition loan which is charged to Participants' Accounts and any Employer Securities acquired with such loan which are allocated as forfeitures shall not be included in computing Annual Additions.

         (c) If an Employee is a Participant in more than one defined contribution plan maintained by the Employer, the annual addition to his account under each such plan shall be aggregated and subject to the limitations stated herein.

         (d) If the annual addition for any Participant in a Limitation Year exceeds the limits stated in this Section, the excess shall be attributed first to Compensation Deferral Contributions under Section 4.1, then to Employer Matching Contributions under Section 4.2 and then to Employer Contributions, if any, under Section 4.9. The excess amounts shall not be deemed annual additions in the Limitation Year, but shall be treated in accordance with the following:

                  (i) amounts attributable to Compensation Deferral Contributions, including earnings on such Contributions, shall be returned to the Participant; and

                  (ii) if the Participant is covered by the Plan at the end of the Limitation Year, the remaining excess amount will be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary; or

                  (iii) if the Participant is not covered by the Plan at the end of the Limitation Year, the remaining excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

During the existence of the suspense account established under clause (ii), such account will not participate in the allocation of the Trust's investment gains and losses and all amounts in the suspense account must be allocated to the Total Accounts of Participants before any contributions which would constitute annual additions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not be allocated to any Participant's Total Account.

         (e) For purposes of this Section, "Employer" means an employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant regulations under Section 414(o) of the Code.

5.6      Section 415(e) Limitation

         If an Employee is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year shall not exceed 1.0. The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the Limitation Year), and the denominator of which is the lesser of the following amounts: (i) 1.25 times the dollar limitation on benefits in effect under Section 415(b)(1)(A) of the Code for such year, or (ii) 1.4 times one hundred percent (100%) of the Participant's average annual compensation for his highest three (3) consecutive years of participation in the defined benefit plan. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer through the end of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts for the current Limitation Year and for each prior Limitation Year in the service of the Employer: (i) 1.25 times the dollar limitation on contributions in effect under Section 415(c)(1)(A) of the Code for the particular year, or
(ii) 1.4 times twenty-five percent (25%) of the Participant's compensation for such year. Any adjustment in benefits necessary to meet the limitations of this Section shall be made in the defined benefit plan.

                                    SECTION 6

                                     VESTING

6.1      Vesting

         (a) Each Participant shall be fully vested in his Compensation Deferral Contribution Account and Rollover Account and any investment growth thereon at all times. Each Participant who is a participant in the Valley Gas Employee Stock Ownership Plan on December 31, 1996 shall be fully vested in the amount in his Employer Contribution Account.

         (b) Notwithstanding any provision to the contrary, a Participant shall have a nonforfeitable and vested right to a percentage of the value of his Matching Contribution Account and Employer Contribution Account (collectively the "Employer Accounts") on and after the Effective Date determined in accordance with the following schedule:

Year of Service                                  Vested Percentage

Less than 1 year                                        0%
1 year but less than 2                                 10%
2 years but less than 3                                20%
3 years but less than 4                                30%
4 years but less than 5                                40%
5 years but less than 6                                60%
6 years but less than 7                                80%
7 years or more                                       100%

6.2      Service for Vesting

         (a) For vesting purposes, a Year of Service shall be determined in accordance with Section 2.27 and shall be measured within a Plan Year. Subject to the break in service provisions hereinafter described, all Years of Service with the Employer, except for Years of Service before the Employee reached age eighteen (18), shall be counted for purposes of this section.

         (b) If a Participant who ceases to be employed by the Employer incurs five (5) or more consecutive Breaks in Service and is later reemployed by the Employer, Years of Service completed after his reemployment shall not be taken into account for purposes of reinstating the non-vested portion of his Employer Accounts previously forfeited in accordance with Section 6.3. However, except as provided by law, Years of Service completed before a period of one (1) or more Breaks in Service shall be restored upon his reemployment and included in determining the nonforfeitable percentage of his Employer Accounts allocated after his reemployment. If a Participant has no vested interest in the value of his Employer Accounts when his employment terminates and he incurs five (5) or more consecutive Breaks in Service, upon his reemployment by the Employer his prior service will be disregarded for vesting purposes. Separate accounting will be maintained for a Participant's pre-break Employer Accounts (in which he will be fully vested after the forfeiture of the non-vested amount of such balance) and for his post-break Employer Contributions Account unless and until his post-break Employer Accounts is fully vested.

6.3      Forfeitures

         (a) Any nonvested balance in the Employer Accounts of a Participant who ceases to be employed by the Employer and has incurred a Break in Service will be forfeited at the end of the Plan Year in which the Participant incurs five
(5) consecutive Breaks in Service, except that any non-vested balance in the Employer Accounts of a Participant who ceases to be employed by the Employer and receives a distribution of his entire vested account balance pursuant to Section 9 prior to incurring such Break in Service will be forfeited at the time of distribution if earlier. For purposes of this Section, if the value of a Participant's vested account balance is zero (o), the Participant shall be deemed to have received a distribution of such vested account balance immediately following termination of employment. Forfeitures shall be used to pay the administrative expenses of the Plan and/or Trust or to reduce Employer contributions pursuant to Section 4.

         (b) A Participant who is reemployed by the Employer prior to incurring five (5) consecutive Breaks in Service and who suffered a forfeiture pursuant to subsection (a) above shall have restored to his pre-Break Employer Accounts the full amount of the forfeiture, without adjustment for gains or losses of the Fund. At any relevant time, the vested portion of such a Participant's pre-Break Employer Accounts shall be determined by the formula: X = P (AB + (R x D)) - (R x D). For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the balance of the Employer Accounts at the relevant time; D is the amount of the distribution (or deemed distribution); R is the ratio of the balance of the Employer Accounts at the relevant time to the balance of the Employer Accounts after the distribution (or deemed distribution); and the relevant time is the time at which, under the Plan, the vested percentage in the Employer Accounts cannot increase.

6.4      Full Vesting Upon Retirement, Disability or Death

         Notwithstanding the preceding provisions of this Section, a Participant shall be fully (100%) vested in his Matching Contribution Account and Employer Contribution Account upon the earlier of his attainment of his Normal Retirement Date, his death or his Disability while in the employ of the Employer.

6.5      Amendment of Vesting Schedule

         If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vesting percentage, each Participant who has completed at least three (3) years of service with the Employer (without regard to any periods of service disregarded pursuant to Section 411(a)(4) of the Code) may elect, within sixty
(60) days after the latest of the amendment adoption date, the amendment effective date, or the date the Participant is given written notice of the amendment by the Plan Administrator, to have his vesting percentage determined under the pre-amendment vesting program. No amendment to the Plan may have the effect of decreasing a Participant's vesting percentage determined without regard to such amendment as of the later of the date the amendment is adopted or the date such amendment becomes effective.

6.6      Failure to Locate Participant.
         -----------------------------

         A Participant who is entitled to receive a distribution under the Plan shall forfeit his Total Account if the Plan Administrator is not able to locate the Participant (or the Participant's Beneficiary in the event of the Participant's death) within the three (3) year period immediately following the date the Plan is required to make a distribution to the Participant. In the event the Participant incurs a forfeiture of his Total Account as aforesaid, the amount so forfeited will be used to pay the administrative expenses of the Plan and/or Trust or to reduce Employer contributions. Any amounts forfeited pursuant to this Section shall be reinstated upon the proper application of the Participant or Beneficiary suffering the forfeiture.

                                    SECTION 7

                                   RETIREMENT

         A Participant may retire at his Normal Retirement Age or on the first day of any month thereafter. Distribution of a Participant's Account shall commence, in the manner provided in Section 9, by April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), except as provided in Section 9.2.

                                    SECTION 8

                            TERMINATION OF EMPLOYMENT

8.1      Deemed Distribution.
         -------------------

         If a Participant's employment with the Employer terminates prior to Normal Retirement Age and the value of his vested Account is zero, he shall be deemed to receive his vested Account as provided in Section 6.3(a).

8.2      Voluntary Distribution.
         ----------------------

         (a) If a Participant's employment with the Employer terminates prior to Normal Retirement Age, the Participant may elect to receive, after filing such election as the Plan Administrator may require, the entire amount of his vested Account in the Trust Fund, determined on the Valuation Date on which distribution occurs distributions made after such Valuation Date.

         (b) Subject to the minimum distribution requirements of Section 9.2, unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

                  (i)   the Participant attains age sixty-five (65), or

                  (ii)  the Participant terminated employment with an Employer.

                                    SECTION 9

                               PAYMENT OF BENEFITS

9.1      Manner of Payment.
         -----------------

         (a) Except as limited by Section 8, the Participant has the sole right to choose among the payment options provided in this Plan. Each optional form of benefit provided under the Plan shall be made available to all Participants in a nondiscriminatory basis. The requirements of this Section shall apply to any distribution of a Participant's Account and shall take precedence over any inconsistent provisions of this Plan.

         (b) Amounts due to a Participant under the Plan shall be paid to the Participant in accordance with the Participant's election of one of the following options:

                  (i)   Lump sum in cash; or

                  (ii) Lump sum partially in cash and partially in kind with the whole number of shares of Employer Securities representing the vested portion of his Total Account in the Employer and Employee Stock Funds being distributed in kind and the balance of his vested Account being distributed in cash.

                  (iii) Equal or substantially equal quarterly or annual installments of cash calculated to extend over any period which does not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and Beneficiary.

         (c) If a Participant elects to receive periodic installments, the unpaid balance of the amount due the Participant shall be retained in the Trust Fund and it shall continue to be valued in accordance with Section 5.4.

9.2      Minimum Distribution Requirements.
         ---------------------------------

         (a) Subject to the requirements of Section 401(a)(9) of the Code and the regulations thereunder with respect to required minimum distributions, the amount of the Participant's benefit to be distributed under the Plan beginning with the first distribution calendar year shall be the quotient obtained by dividing (i) the Participant's benefit determined in accordance with paragraph
(b) below, by (ii) the applicable life expectancy.

         (b)   A Participant's benefit shall be determined as follows:

                  (i) The value of the Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Total Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                  (ii)  Exception for second  distribution  calendar  year:  For purposes of clause (i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         (c) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

         (d)   Definitions:

                  (i) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 9.6.

                  (ii)  Required beginning date:

                           (A) General Rule: With respect to Participants who are not five percent (5%) owners, the required beginning date is the first day of April of the calendar year following the calendar year in which the Participant retires.

                           (B) With respect to five percent (5%) owners, the required beginning date is the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

                           (C) Five Percent Owner: A Participant is treated as a five percent (5%) owner if such Participant is a five percent (5%) owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age seventy and one-half (70 1/2).

                           (D) Once distributions have begun to a five percent (5%) owner under this Section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

9.3      Distribution Upon Death

         (a) If a Participant dies prior to retirement or termination of employment or subsequent thereto but prior to his receipt of the full amount of his vested Total Account which is scheduled to be distributed in a lump sum or in installments or which is currently being distributed in installments, the entire amount of his Total Account in the event he dies while employed, or the unpaid or unapplied balance of his vested Total Account in the event he dies after retirement or termination of employment, shall be paid to his beneficiary as provided below.

         (b) Any distributions made on account of the Participant's death shall be paid, at the election of the Participant's designated beneficiary, in one of the following ways:

                  (i)   Lump sum in cash; or

                  (ii) Lump sum in cash of his vested Total Account except the amount in the Employer Stock Fund, plus shares of Employer Securities representing the portion of his vested Total Account invested in the Employer Stock Fund and the proceeds from the liquidation of any fractional shares credited to his Total Account; or

                  (iii)  Equal  or  substantially   equal  quarterly  or  annual
         installments calculated to extend over any period which does not exceed the life expectancy of the Beneficiary.

                  (iv) If the Participant was receiving  benefit  payments under
         Section 9.5(c)(iii) above, by continuation of payments over the period established by the Participant.

         Installment payments shall be made to such beneficiary as of each Valuation Date and shall be adjusted as of each Valuation Date to reflect the investment performance of the Total Account since the previous Valuation Date.

         (c) If the Participant dies after distribution of his Total Account has begun, the remaining portion of his Total Account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. If the Participant dies before distribution to him begins, distribution of the Participant's vested Total Amount will be made, or commence no later than the December 31 of the calendar year immediately following the calendar year in which the Participant died.

9.4      Diversification Rights

         The following provisions of this Section apply solely with respect to Employer Securities acquired after December 31, 1986 and allocated to the Employer Stock Fund. If a Participant attains age fifty-five (55) and has ten
(10) years of participation in the Plan ("Qualified Participant"), the Plan Administrator shall offer such Participant (i) a distribution of the value (determined as of the last preceding Valuation Date) of at least twenty-five percent (25%) of the number of shares of such Employer Securities credited to his Total Account or (ii) a transfer of an amount equal to at least twenty five percent (25%) of said shares to the Plan's other investment funds. If the Participant elects such a distribution or transfer, it will be made within ninety (90) days after the Election Period. The "Election Period" means the ninety (90) day period next following each of the six (6) Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant. The amount which may be distributed to or transferred for a Participant upon future elections during such six (6) year period shall be determined by multiplying the number of shares of Employer Securities credited to the Participant's Employer Stock Fund account (including shares the value of which has been previously distributed pursuant to this Section) by twenty-five percent (25%) or, with respect to a Participant's final election, fifty percent (50%) reduced by the amount of any prior distributions received by such Participant pursuant to this Section.

9.5      Rollovers

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b) For purposes of this Section, the following definitions shall apply:

                  (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee: A Distributee includes a Participant, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                  (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (c) Upon the approval of the Plan Administrator, a Participant may transfer his account from another qualified stock bonus or profit sharing plan into the Plan provided such funds are not subject to the joint and survivor annuity requirements of Section 401(a)(11) of the Code. All amounts attributable to employer contributions shall be credited to the Participant's Employer Contribution Account and amounts attributable to elective compensation deferral contributions shall be credited to his Compensation Deferral Contribution Account. All other amounts transferred will be credited to the Participant's Rollover Account.

         (d) Under such rules and procedures as the Plan Administrator may establish, an Employee may contribute to this Plan in cash all or a portion of the amount received in an Eligible Rollover Distribution from another qualified defined contribution plan. For purposes of this Section, the entire amount of cash to be accepted by this Plan must qualify as an Eligible Rollover Distribution as defined above. It must be received by the Trustee on or before the sixtieth (60th) day after the day on which the Employee received the distribution. Before accepting any rollover contributions from an Employee, the Plan Administrator shall determine to its satisfaction that such contribution meets the requirements of this Section. All Rollover Contributions will be credited to the Employee's Rollover Account. A Participant shall be fully vested in any Rollover Contribution to the Plan, together with any earnings thereon.

                                   SECTION 10

                              WITHDRAWALS AND LOANS

10.1     Withdrawals After Age 59-1/2

         (a) An Employee who is a Participant and who has attained the age of fifty-nine and one-half (59-1/2) may elect to withdraw, without penalty, all or any part of his vested Total Account. Only one such withdrawal may be made in a Plan Year.

         (b) Any withdrawal made in accordance with this Section shall be in an amount of not less than Five Hundred Dollars ($500), unless the maximum amount available to the Participant is less than Five Hundred Dollars ($500), in which case the Participant must withdraw the maximum amount available to him.

         (c) Except for de minimis amounts, which will be taken from investment fund with the highest balance, if the amount of any withdrawal under this
Section is such that only a portion of one of the Participant's accounts is to be withdrawn, and if the Total Account is invested in more than one investment fund, then the percentage of each fund to be withdrawn shall be equal to the ratio of the amount to be withdrawn from the account to the value of the Total Account determined as of the Valuation Date coincident with the effective date of the withdrawal.

10.2     Hardship Withdrawals During Employment

         (a) In the event of the financial hardship of an Employee who is a Participant, the Plan Administrator shall, as hereinafter provided in this Section, upon the written application of such Participant, permit him to withdraw all or any part of his Rollover Contribution Account and his Compensation Deferral Contribution Account (except earnings after 1988 on Compensation Deferral Contributions). For purposes of this Section, a withdrawal is on account of financial hardship only if the withdrawal is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

         (b) A hardship withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

                  (i) Medical expenses described in Section 213(d) of the Code for the Participant, the Participant's spouse or any dependents of the Participant as defined in Section 152 of the Code;

                  (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (iii) Payment of tuition and related  educational fees for the
         next   twelve  (12)  months  of   post-secondary   education   for  the
         Participant, his spouse, children or dependents;

                  (iv) The need to prevent the eviction of the Participant  from
         his  principal   residence  or  foreclosure  on  the  mortgage  of  the
         Participant's principal residence;

         (c) In order for a withdrawal to be deemed necessary to satisfy an immediate and heavy financial need of a Participant all of the following requirements must be met:

                  (i) such withdrawal must not exceed the amount required to meet the immediate financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

                  (ii) the Participant must have obtained all other distributions, except hardship distributions, and nontaxable (at the time of the loan) loans from plans maintained by the Employer which are then available;

                  (iii) a twelve (12) month period of suspension of participation in the Plan (during which the Participant may not elect to make either Compensation Deferral Contributions or contributions to any other qualified or nonqualified deferred compensation plan maintained by the Employer, including stock option, stock purchase and similar plans.) will commence for a Participant as of the first day of the calendar quarter next following approval of his hardship withdrawal and receipt of notice of such withdrawal;

                  (iv) for each Participant who obtains a hardship withdrawal which includes amounts which are attributable to Compensation Deferral Contributions, the Compensation Deferral Limit as defined in Section
         2.6 shall be reduced for the calendar year following the calendar year in which a hardship withdrawal is made to such Participant by an amount equal to the total amount of the hardship withdrawal; and

                  (v) a Participant who has completed a twelve (12) month suspension as described in clause (iii) above may elect to resume participation in the Plan for the period immediately following such suspension by notifying the Plan Administrator of such election in accordance with its procedures.

10.3     Withdrawal of Rollover.
         ----------------------

         A Participant may withdraw all or any portion of his Rollover Contribution Account as he requests in writing delivered to the Plan Administrator, provided, however, that no single withdrawal may be less than the total amount available for withdrawal or Five Hundred Dollars ($500), whichever is less. If a Participant makes a withdrawal under this Section, he may not make another withdrawal during the same Plan Year.

10.4     Loans.
         -----

         (a) A Participant who is a "party-in-interest" (as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as heretofor and hereafter amended) with respect to the Plan may be granted a loan from his vested Total Account. An eligible Participant may apply for a loan in accordance with procedures established by the Plan Administrator.

         (b) The amount of a loan (when added to the Participant's outstanding indebtedness to the Plan, if any) may not exceed the lesser of (A) Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of the Participant's highest outstanding balance of loans from the Plan during the twelve (12) month period ending on the day before the date on which the loan was made over the Participant's outstanding loan balance on the date of the loan, or (B) fifty percent (50%) of his Compensation Deferral Contribution Account and his Rollover Account.

         (c) Interest on any loan shall be a rate commercially reasonable at the time the loan is made. The interest rate shall remain unchanged for the duration of the loan. A loan shall be secured by the Participant's vested Account.

         (d) A loan shall only be made in situations of financial need described in Section 10.2(b).

         (e) The minimum loan amount which may be granted is One Thousand Dollars ($1,000).

         (f) In applying for a loan, the Participant shall agree to repay the loan plus interest over a period not to exceed five (5) years, except that for a loan used to acquire any dwelling to be used within a reasonable time from the date of the loan as a principal residence of the Participant, the term of the loan may not exceed twenty (20) years.

         (g) A loan shall be repaid over its term through payroll deductions. The Participant shall authorize the Employer to deduct from his pay the level amount sufficient to accomplish the repayment.

         (h) A Participant shall have the right to prepay all or any portion of the outstanding balance of his loan at any time without penalty.

         (i) In making the loan, the Plan shall comply with all applicable federal and state laws, rules and regulations pertaining to disclosures to borrowers of the terms of the loan transaction, including the rate of interest, finance charges and other costs to the borrower for the loan.

         (j) Any and all loans made pursuant to this Section shall be documented by execution of a promissory note and any other such documents as may be required by the Plan Administrator.

         (k) The Plan Administrator shall establish loan documents which together with the provisions of the Plan shall set forth the following provisions relative to all loans allowable pursuant to this Section:

                  (i) the identity of the person(s) authorized to administer the loan program; (ii) the procedure for applying for the loan;
                  (iii) the basis/criteria on which loans will be approved or denied; (iv) the limitations, if any, on the types and amounts of loans offered; (v) the procedure under the Plan for determining a reasonable rate of interest; (vi) the types of collateral that may be used to secure the loan; and (vii) the events constituting default and the steps to be taken to preserve Plan assets in the event of a default.

                                   SECTION 11

                                 THE TRUST FUND

11.1     Trust Agreement

         The Company has entered into a Trust Agreement for the purpose of holding the assets of the Trust Fund. The Trust Agreement provides, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the Trust Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. The Company shall have the authority to remove such Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Company shall appoint a successor Trustee.

11.2     Appointment of Independent Accountants

         The Company may select a firm of independent public accountants to examine and report on the financial position and the results of the operations of the Trust Fund created under the Plan, at such times as it deems proper and/or necessary.

                                   SECTION 12

                           ADMINISTRATION OF THE PLAN

12.1     The Plan Administrator

         The Company, as Plan Administrator, shall perform such powers and duties as are specified in this Section and other provisions of the Plan. The Plan Administrator may, however, delegate specific administrative powers and responsibilities to one or more committees appointed by it. The Plan Administrator shall appoint a Plan Administrative Committee, which shall direct the Trustee with respect to the voting of Employer Securities, as provided in
Section 14.11.

12.2     Resignation or Removal

         The Plan Administrator and any one or more of the members of a committee appointed pursuant to Section 12.1 may be officers or directors of an Employer and need not be Participants entitled to benefits under the Plan. The Company in its sole discretion may remove or replace any member at any time with or without cause. A member may resign by delivering his written resignation to the Company, and such resignation shall become effective upon its delivery or at any later date specified therein. If, at any time, there shall be a vacancy in the membership of a committee, the remaining member or members shall continue to act until such vacancy is filled by the Company.

12.3     Meetings

         A committee appointed pursuant to Section 12.1 shall hold meetings upon such notice, at such place or places and at such times as its members may from time to time determine. A simple majority of the members at the time in office shall constitute a quorum for the transaction of business. All action taken by a committee at any meeting shall be by vote of the simple majority of those present at such meeting, but a committee may act without a meeting by unanimous action of its members evidenced by a resolution or other written instrument signed by all members.

12.4     Uniform Rules of Administration

         Subject to the terms of the Plan, the Plan Administrator may from time to time adopt by-laws, rules and regulations for the administration of the Plan and for the conduct and transaction of its affairs. The Plan Administrator shall have such power as may be necessary to discharge its duties hereunder, including, but not limited to, the power to interpret and construe the Plan in its discretion and to determine all questions of eligibility, length of service, dates of birth, membership and retirement, computation of benefits, value of benefits, hardship withdrawals and loan procedures and related matters. All discretionary actions to be taken under the Plan by the Plan Administrator shall be uniform in their nature and applicable to all individuals similarly situated.

12.5     Proof of Age

         The Plan Administrator may require each Participant to submit to it, in such form as it shall deem reasonable and acceptable, proof of age or date of birth, and any other information that it deems necessary or desirable for the proper administration of the Plan.

12.6     Records and Official Communications

         The Plan Administrator shall maintain such records as are necessary to carry out the provisions of the Plan. The Plan Administrator shall also make all disclosures to Participants which are required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any amendments thereto and any regulations issued thereunder.

12.7     Directions to Trustee

         The Plan Administrator shall direct the Trustee concerning all payments which are to be made out of the Trust Fund pursuant to the Plan, and all terminations of such payments.

12.8     Written Authorization

         The Plan Administrator may authorize one or more of its officers, employees or agents to sign on its behalf any instructions of the Plan Administrator to the Trustee.

12.9     Expenses

         Administration expenses of the Plan shall be paid by the Company if they are not paid by the Plan. The Company shall at its sole discretion determine whether it or the Plan shall pay administrative expenses.

12.10    Indemnification of Plan Administrator and Committee Members

         The Plan  Administrator,  members of a committee  appointed pursuant to
Section 12.1 and the officers and directors of the Company shall be entitled to rely upon all tables, valuations, certificates and reports furnished by an actuary, upon all certificates and reports made by an accountant, and upon all opinions given by legal counsel. The Plan Administrator, members of a committee and the officers and directors of the Company shall be fully protected against any action taken in good faith in reliance upon any such tables, valuations, certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having an interest under the Plan. To the extent permitted by law, no person serving as Plan Administrator or member of a committee shall be personally liable by virtue of any instrument executed by him or on his behalf as Plan Administrator or a member of a committee, or for any mistake or judgment made by himself or any other member of a committee, or for any neglect, omission or wrongdoing of any other member or of anyone employed by the Company, or for any loss unless resulting from his own gross negligence or willful misconduct. To the extent permitted by law and the bylaws of the Company, each member of a committee and any officer, director or employee of the Company who is a Plan fiduciary shall be indemnified by the Company against any liabilities and expenses, including attorney's fees, reasonably incurred by him in connection with any action to which he may be a party by reason of his membership on a committee or other status as a fiduciary of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which such individual may be entitled as a matter of law.

                                   SECTION 13

                                CLAIMS PROCEDURE

13.1     Claim for Benefit

         For a Participant or a beneficiary to claim any benefit under the Plan, he must file a claim for such benefit with the Plan Administrator on forms provided therefor. If the Plan Administrator wholly or partially denies such claim, written notice shall be provided to the Participant or the beneficiary submitting the application within sixty (60) days of the receipt by the Plan Administrator of the application. The Plan Administrator notice of denial shall state the following:

                  (a)   the specific reasons for the denial of the claim,

                  (b) the specific reference to pertinent provisions of the Plan on which the denial is based,

                  (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and

                  (d)   an explanation of the Plan's claims review procedure.

13.2     Review of Denial of Claim

         A Participant or beneficiary whose application for benefits is denied may request a full and fair review of the decision denying the claim within ninety (90) days after receipt of the notice of the denial. The Participant or beneficiary may

                  (a) file a written request for review of the denial with the Board of Directors of the Company,

                  (b) review pertinent documents in the possession of the Plan Administrator, and

                  (c) submit issues and comments in writing to the Board of Directors of the Company for review.

13.3     Decision by Board of Directors

         A decision on review by the Board of Directors of the Company shall be made promptly and not later than sixty (60) days after the receipt by the Board of Directors of the Company of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the Participant or beneficiary will be notified of the extension and a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Participant or beneficiary, and specific references to the pertinent provisions of the Plan on which the decision is based.

                                   SECTION 14

                                  MISCELLANEOUS

14.1     Non-Alienation of Benefits

         No benefit payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, security interest or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, charging or granting a security interest in the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit. If any Participant or beneficiary under the Plan shall be adjudged bankrupt, or be declared insolvent, or make a general assignment for the benefit of creditors, or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit, then such benefit may, in the discretion of the Plan Administrator, cease and terminate. In that event, the Plan Administrator shall direct the Trustee to hold or apply the benefit or any part thereof to or for such Participant, or beneficiary, his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator shall in its sole discretion determine. This Section shall not apply to the creation, assignment, or recognition of a right to any benefit payable pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

14.2     Payment Upon Final Determination of Qualified Domestic Relations Order

         Notwithstanding anything contained herein to the contrary, to the extent provided under the provisions of a Qualified Domestic Relations Order (as defined in Section 414(p)(1) of the Code), any amount which becomes payable to an Alternate Payee (as defined in Section 414(p)(8) of the Code) may be paid to the Alternate Payee at any time after entry of the Qualified Domestic Relations Order even though the Participant may not be entitled to payment under the Plan at such time, provided that the manner of payment is one which is available to Participants under the Plan. Payment to an Alternate Payee shall be made in a lump sum, either in cash or partly in cash and the remainder in Employer Securities.

14.3     Risk to Participants and Source of Payments

         Each Participant assumes all risk in connection with any decrease in the value of any securities in the Trust Fund, and the Trust Fund shall be the sole source of payments to be made to Participants or their beneficiaries under the Plan.

14.4     Rights of Participants

         The establishment of the Plan shall not be construed as conferring any rights upon any Participant or any person for a continuation of employment, nor shall it be construed as limiting in any way the right of the Employer to discharge any Participant or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.

14.5     Statement of Accounts

         As soon as practicable after the close of each Plan Year, or such other time or times as the Plan Administrator shall designate, the Company shall cause to be sent to each Participant a written statement of his accounts.

14.6     Designation of Beneficiary

         Each Participant shall file with the Plan Administrator a written designation of a beneficiary or beneficiaries, on a form approved by the Plan Administrator, who shall receive payment of the Participant's interest under the Plan in the event of his death. If a Participant is married, his spouse shall be his beneficiary unless his spouse consents in writing to the designation of another beneficiary, and such consent acknowledges the effect of the designation and is witnessed by a Plan representative or notary public. However, spousal consent is not required if the spouse cannot be located or in such other circumstances as may be provided by applicable regulation. Subject to the foregoing, each Participant has the right to nominate the beneficiary or beneficiaries of any amount or portion of his account which may be payable under the Plan upon and by reason of his death. A Participant may designate his beneficiary or beneficiaries by written instrument signed by him and delivered to the Plan Administrator, and will have the right to change any such designation from time to time. Any portion of the amount payable under the Plan to a primary beneficiary which is not disposed of because of a Participant's failure to designate a primary beneficiary or because his primary beneficiary has predeceased him and there is no designated contingent beneficiary will be paid to his spouse, if living, or if there is no surviving spouse, to his surviving children in equal shares, or if there is no surviving spouse or children, to his estate. Any amount payable under the Plan upon the death of a designated primary beneficiary after the death of the Participant who designated such beneficiary which is not disposed of because of the Participant's failure to designate a contingent beneficiary or because his designated contingent beneficiary predeceased his primary beneficiary will be paid to the primary beneficiary's estate.

14.7     Payment to Incompetents

         If any person entitled to receive any benefits hereunder is a minor, or is in the judgment of the Plan Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Plan Administrator may instruct the Trustee to make distribution to such other person, persons or institutions who, in the judgment of the Plan Administrator, are then maintaining or have custody of such Distributee. As a condition to the issuance of such instruction for the distribution to such other person or institution, the Plan Administrator may require such person or institution to exhibit or to secure an order, decree or judgment of a court of competent jurisdiction with respect to the incapacity of the person who would otherwise be entitled to receive the benefits.

14.8     Plan Administrator Authority to Determine Payee

         Except as otherwise provided in Section 13.1, the determination of the Plan Administrator as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

14.9     Severability

         If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

14.10    Application of Plan Provisions

         This  Plan  shall  be   binding   upon  all   Participants   and  their
beneficiaries and upon the heirs, executors, administrators, successors and assigns of all persons having an interest herein.

14.11    Voting of Company Common Stock

         The Trustee shall send, or cause to be sent, to each Participant or other person for whose Account funds are invested in the Employer and Employee Stock Funds, a copy of the notice of each meeting of the stockholders of Valley Resources, Inc. and all material, except proxies, which may accompany any such notice, together with a form which may be signed by such person and delivered to the Trustee, directing the Trustee how it shall vote the shares of stock represented by his beneficial interest in the Employer and Employee Stock Funds. If within such reasonable period of time as may be specified by the Plan Administrator prior to a meeting of the stockholders no instructions have been received by the Trustee from a Participant with respect to voting the Employer Securities allocated to his Account, the Trustee shall vote such shares as directed by the Plan Administrator. The Plan Administrative Committee shall direct the Trustee as to the voting of any unallocated Employer Securities. The Plan Administrator shall maintain information relating to the purchase, holding, and sale of Employee Securities, and the exercise of voting, tender and similar rights with respect of such securities by Participants which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal or state laws. The Plan Administrative
Committee shall have the responsibility for determining that the Plan's administrative procedures are sufficient to safeguard the confidentiality of the information described above, that such procedures are being followed. The Plan Administrative Committee shall appoint an independent fiduciary to communicate with Participants and the Trustee with respect to the voting of Employer
Securities in any situation where there is the potential for undue Employer influence upon Participants with regard to the exercise of their shareholder rights. The independent fiduciary may not be affiliated with the Employer.

14.12    Tender or Exchange Offers

         Each Participant or, in the event of his death, his beneficiary, shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of the Company's common stock held in the Employer Stock Fund on the Participant's behalf. The Company shall utilize its best efforts to notify each Participant or beneficiary of the pendency of any such tender or exchange offer and to distribute or cause to be distributed to him in a timely fashion such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. Upon its receipt of such instructions the Trustee shall tender such shares of the Company's common stock as and to the extent so instructed. If the Trustee does not receive instructions from a Participant or his beneficiary regarding any such tender or exchange offer for shares of the Company's common stock, the Trustee shall have no discretion in such matter and shall take no action with respect thereto.

14.13    Employer Securities Acquisition Loans

         (a) The Company may direct the Trustee to borrow money from a lender for the purpose of acquiring Employer Securities within a reasonable period of time after receipt of the loan proceeds or to repay a prior loan made for such acquisition. Any such borrowing is referred to herein as an Employer Securities Acquisition Loan and shall satisfy all of the conditions set forth below in subsection (b). Repayments of principal and interest on any such Employer
Securities Acquisition Loan shall be made by the Trustee only from Employer contributions which are invested in the Employer Stock Fund, from earnings attributable to such Employer contributions and from any cash dividends received by the Trustee on Company common stock held in the Employer Stock Fund. If such Employer contributions, earnings and dividends are insufficient to pay the principal and interest due on an Employer Securities Acquisition Loan for a Plan Year, the Employer shall contribute such amount as is necessary to enable the Plan to pay the unpaid balance of principal and interest due for such year. If dividends on Company common stock which are allocated to Participants' Total Accounts are used to repay an Employer Securities Acquisition Loan, shares of Company common stock with a fair market value not less than the amount of such dividends shall be allocated to such Participants for the Plan Year in which the dividends would otherwise have been credited to their Total Accounts. If Company common stock is pledged as collateral for such loan or cannot be allocated in the Plan Year in which it is acquired, there shall be a suspense account in which such stock is held. For each Plan Year during which there is stock in the suspense account, a number of shares shall be released from the suspense account at least equal to the number of shares held in the suspense account immediately before such release multiplied by a fraction, the numerator of which is the amount of principal and interest paid by the Trustee for the month with respect to the Employer Securities Acquisition Loan and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the Employer Securities Acquisition Loan for all future months (or such greater number as may be permitted under a security agreement pursuant to which the shares in the suspense account are pledged as collateral). For purposes of the above fraction, no unexercised extension or renewal periods for the Employer Securities Acquisition Loan shall be taken into account. Alternatively, if the term of the Employer Securities Acquisition Loan does not exceed ten (10) years, shares of Company common stock may be released from the suspense account in proportion to principal payments on such Employer Securities Acquisition Loan during the Plan Year (i) if the Employer Securities Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years and
(ii) the interest which is disregarded is no more than that which would be treated as interest under standard loan amortization tables. An Employer Securities Acquisition Loan shall have a repayment period in accordance with subsection (b). Company common stock released from the suspense account shall be allocated to the Total Accounts of Participants at the end of the month in which they are released and the allocation shall be done on the basis of the value of the shares at the time of allocation.

         (b) An Employer Securities Acquisition Loan shall be subject to the following terms and conditions:

                  (i) the Loan must be at a reasonable rate of interest and shall have a definitely ascertainable repayment period;

                  (ii) any collateral pledged to the creditor by the Plan shall consist only of the assets purchased with the borrowed funds, although in addition to such collateral, the Employer may guarantee repayment of the Loan;

                  (iii) under the terms of the Loan, the creditor shall have no recourse against the Plan except with respect to such collateral;

                  (iv) the Employer shall contribute to the Trust amounts sufficient to enable the Plan to pay each installment of principal and interest on the Loan on or before the date such installment is due, even if no tax benefit results from such contribution;

                  (v) upon the payment of any portion of the balance on the Loan, the assets originally pledged as collateral or held in the suspense account for such portion shall be released from encumbrance; provided, however, that if the assets pledged as collateral or held in the suspense account consist of Employer securities, such securities shall be released from the suspense account in accordance with Section 14.14(a); and

                  (vi) any earnings on the collateral pledged to the creditor or to any guarantor of the Loan by the Plan or held in the suspense account shall be used to repay the Loan.

                                   SECTION 15

                  AMENDMENT, TERMINATION OR MERGER OF THE PLAN

15.1     Right to Amend

         The Company reserves the right at any time or times to modify or amend the Plan; provided, however, that no such modification or amendment shall be made which would:

                  (a) increase the duties or liabilities of the Trustee without its written consent; or

                  (b) divest a Participant of any right or benefit hereunder that has accrued to him prior to the effective date of such amendment; or

                  (c) cause or permit any portion of the Trust Fund to be converted to or become the property of the Company; or

                  (d) cause any portion of the Trust Fund to be used for purposes other than the exclusive benefit of the Participants or their beneficiaries;

unless such modification or amendment is necessary or appropriate to enable the Plan or Trust Fund to qualify under Section 401 of the Code or to retain for the Plan or Trust Fund such qualified status.

15.2     Right to Terminate

         Although it is the expectation of the Company that it will continue the Plan as a permanent savings program for the benefit of the Employees eligible hereunder, the Company reserves the right at any time, by action of its Board of Directors, to discontinue its contributions, to suspend its contributions for such period as the Board, at its sole discretion, shall determine, or to terminate the Plan in whole or in part.

15.3     Procedure Upon Termination

         (a) In the event of the termination of the Plan in whole or in part, or in the event of the complete discontinuance of Employer contributions under the Plan (which complete discontinuance shall, for all purposes hereof, be treated as a "termination of the Plan"), the termination date shall be considered a Valuation Date, and the balance in each affected Participant's Total Account as of the date of termination shall be determined. All amounts credited to the Total Accounts of Participants shall be fully vested and nonforfeitable. The balance in the Participant's Total Account shall be distributed to him in the way described in Section 9.1.

         (b) There shall be no liability or obligation on the part of the Employer to make any further contributions to the Trust Fund in the event of the termination of the Plan. Any funds held by the Trustee resulting from forfeitures by Participants prior to the termination of the Plan shall be allocated among the account balances of all Participants as an Employer contribution for the period from the previous Valuation Date to the date of termination.

         (c) Notwithstanding anything to the contrary contained herein, the Trustee's fees and other expenses incident to the operation and management of the Plan incurred after the termination of the Plan may, at the discretion of the Company, be paid from the income of the Trust Fund.

15.4     Merger of Plans

         This Plan shall not be merged or consolidated with, or its assets or liabilities transferred to, any other pension plan, unless each Participant in the Plan shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer (assuming termination of the Plan) which is equal to or greater than the benefit he would have been entitled to receive immediately prior to such merger, consolidation or transfer (assuming termination of the Plan).

                                   SECTION 16

                              TOP HEAVY PROVISIONS

16.1     Top Heavy Provisions

         (a) The Plan shall be deemed a top heavy plan for a Plan Year if, as of a Determination Date, the aggregate value of the Total Accounts of Key Employees exceeds sixty percent (60%) of the aggregate value of the Total Accounts of all Participants, or if the Plan is part of a required Aggregation Group which is top heavy. For purposes of this test, any distributions made during the five (5) Plan Years ending on the Determination Date shall be taken into account. If a Participant was not a Key Employee during the five (5) Plan Years ending on the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his Total Account shall not be taken into account. In no event shall the Plan be considered top heavy if it is part of a required or permissive Aggregation Group which is not top heavy.

         (b) For purposes of this Section, the following terms shall have the meaning indicated:

                  (i) Key Employee: Any Employee or former Employee in the Plan (and the beneficiaries of any such Employee) who at any time during the determination period is:

                  (A) an officer of the  Employer  if such  individual's  annual
                  compensation   exceeds  fifty  percent  (50%)  of  the  dollar
                  limitation under Section 415(b)(1)(A) of the Code;

                  (B) an owner (or  considered an owner under Section 318 of the
                  Code) of one of the ten (10) largest interests in the Employer (provided such owner has more than a one-half percent (1/2%) interest in the Employer) if such individual's annual compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code;

                  (C) a five percent (5%) owner of the Employer (within the meaning of Section 416(i)(1)(B)(i) of the
                   Code);

                  (D) or a one percent (1%) owner of the Employer (within the meaning of Section 416(i)(1)(B)(ii) of the Code), whose annual compensation exceeds One Hundred Fifty Thousand Dollars ($150,000).

         For purposes of this subsection (b), compensation shall have the meaning set forth in Section 4.7(e)(v) hereof with respect to the identification of Highly Compensated Employees. The determination period shall be the Plan Year containing the Determination Date (as defined in clause (ii) below) and the four
(4) preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                  (ii) Determination Date means the last day of the preceding Plan Year.

                  (iii) Plan Year means any calendar year.

                  (iv) A required Aggregation Group is each plan of the Company which provides benefits to a Key Employee and each other plan of the Company, if any, which is included with this Plan for purposes of meeting the requirements of Section 401(a)(4) and 410 of the Code. A permissive Aggregation Group is this Plan and each other plan of the Company which in total would continue to meet the requirements of
         Section 401(a)(4) and 410 of the Code with such other plan being taken into account (i.e., such other plan provides comparable benefits and satisfies the coverage test).

                  (v) "Employee" and "Key Employee" shall also include beneficiaries of such an Employee.

16.2     Minimum Contribution

         For any Plan Year during which the Plan is deemed to be top heavy, the Employer shall make a minimum contribution for each Participant who is not a Key Employee as follows:

                  (a) If the Participant is also a participant in a defined benefit plan or a defined contribution plan sponsored by the Employer which provides a top heavy minimum benefit, then the minimum contribution to this Plan is zero percent (0%).

                  (b) If the Participant is also a participant in a defined benefit plan or a defined contribution plan sponsored by the Employer which does not provide a top heavy minimum benefit, or which provides a top heavy minimum benefit offset by the minimum benefit under this Plan the minimum contribution to this Plan is five percent (5%) of his annual compensation.

                  (c) If the Participant is not a participant in any defined benefit plan or any other defined contribution plan sponsored by the Employer, then the minimum contribution to this Plan is three percent (3%) of his annual compensation.

                  (d)  For  purposes  of  computing   the  minimum   allocation,
         compensation shall have the meaning set forth in Section 5.5 of the Plan with respect to the limitations on annual additions.

         For purposes of this Section, Participants shall also include eligible Employees who have waived participation in this Plan. The minimum allocation shall be determined without regard to any Social Security contribution. Compensation Deferral Contributions and Employer Matching Contributions shall not be used to satisfy the minimum allocation requirements of this Section.

16.3     Plan Year in Which Plan is Top Heavy

         In any Plan Year in which the Plan is top heavy, but not super top heavy, the factor of 1.25 in Section 5.6 need not be changed if the contribution of five percent (5%) is changed to seven and one-half percent (7-1/2%) in
Section  16.2(b) and the three  percent  (3%) is changed to four percent (4%) in
Section 16.2(c).

16.4     Plan Year in Which Plan is Super Top Heavy

         In any Plan Year in which the Plan is super top heavy (substituting ninety percent (90%) for sixty percent (60%) in Section 16.1(a)), the factor of
1.25 shall be changed to 1.0 in Section 5.6.

16.5     Vesting Schedule.
         ----------------

         (a) For any Plan Year in which this Plan is top-heavy, the following vesting schedule shall, without further action by the Employer, automatically apply to all benefits within the meaning of Section 411(a)(7) of the Code attributable to Employer contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top heavy:

         Years of Vesting Services                 Vested Percentage

                    0-1                                    0%
                     2                                    20%
                     3                                    40%
                     4                                    60%
                     5                                    80%
                     6                                   100%

However, this Section 16.5 shall not apply to the account of any Participant who does not have an Hour of Service after the Plan initially becomes top heavy and such Participant's vested interest in his Total Account attributable to Employer contributions and, if applicable, forfeitures shall be determined without regard to this Section 16.5.

         (b) If the vesting schedule under the Plan automatically shifts into the schedule specified in subsection (a) in any Plan Year because of the Plan's top heavy status, such shift shall constitute an automatic amendment to the vesting schedule. If the Plan subsequently ceases to be top heavy, the vesting schedule provided in subsection (a) shall nevertheless continue to apply unless the Employer adopts a written amendment to the Plan to change the vesting schedule.

16.6     Plan Year in Which Plan Ceases to be Top Heavy

         In any Plan Year that the Plan ceases to be top heavy, the above provisions shall no longer apply.


         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its proper officer, thereunto duly authorized, as of the first day of January, 1997.

                                              VALLEY RESOURCES, INC.



                                      By:      K. W. HOGAN
                                              --------------------------------
                                               Senior Vice President, Chief
                                               Financial Officer and Secretary

                                    EXHIBIT A


Valley Gas Company Employee Stock Ownership Plan

Valley Gas Company Employees Savings Plan

Valley Gas Company Union Employees Savings Plan

                                AMENDMENT TO THE
                          VALLEY RESOURCES, INC. 401(k)
                          EMPLOYEE STOCK OWNERSHIP PLAN

         Pursuant to Section 15.1 of the Valley Resources 401(k) Employee Stock Ownership Plan (the "Plan"), said Plan is hereby amended, effective January 1, 1997 unless otherwise provided, as follows:

         1. The third and fourth sentences of clause (ii) of Section 2.5 are deleted.

         2. The reference to Section 409(e)(4) of the Code in Section 2.13 of the Plan is replaced with Section 409(p).

         3. The last sentence of Section 3.2 is amended by deleting the words "of a type historically performed by employees in the business field of the Employer" and replacing them with the words "performed under primary direction or control by the recipient".

         4.      Section 4.8(e), clause (v) is amended to read as follows:

                 The term "Highly Compensated Employee" shall mean any Employee of an Employer who performs service during the determination year and who (A) was a 5% owner at any time during the year or the preceding year, or (B) for the preceding year had compensation from the Employer in excess of $80,000.

                 A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee upon termination of employment or at any time after attaining age fifty-five
         (55), based on the rules applicable to determining Highly Compensated Employee status in effect for the determination year that was a separation year or that ended on or after the Employee's fifty-fifth
         (55th) birthday.

         5.       Section 4.8(e), clause (vii) is deleted.

         6.       Section 4.8(f) is deleted.

         7.       Section 4.8(g) is amended to read as follows:

                  The term "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of contributions actually made to the Plan on behalf of Highly Compensated Employees which are treated as Elective Deferrals for such year over (ii) the maximum amount of such contributions permitted under the limitations of this section. Any distribution of the Excess Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of Elective Deferrals by, or on behalf of, each such Employee.

         8.       Section 4.8(h) is deleted.

         9.       Section 4.9(e) is deleted.

         10. The third and fourth sentences of Section 4.9(h) are deleted and the following is substituted in lieu thereof:

         The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year shall be determined on the basis of contributions on behalf of, or by, each such Employee.

         11.      Section 4.9(j) is deleted.

         12. The references to Section 14.14 of the Plan in Section 4.11 are replaced with references to Section 14.13.

         13.      The following Section 4.12 is hereby added after Section 4.11:

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

         14. The first sentence of Section 5.5(a) is amended to read as follows:

                  The "annual addition" to a Participant's Total Account means, with respect to each limitation year, the sum credited to his Total Account of (i) Employer contributions, (ii) all Employee contributions (including, but not limited to, Compensation Deferral Contributions and voluntary after-tax contributions) and (iii) forfeitures.

         15. The first sentence of Section 5.5(d) is amended to read as follows:

                  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of elective deferrals that may be made with respect to any Participant under the limits of Section 415 of the Code, the annual additions for any Participant exceeds the limits stated in this section, the excess shall be attributed first to Compensation Deferral Contributions under Section 4.1, then to Matching Contributions under Section 4.2 and then to Employer Contributions, if any, under Section 4.9.

         16. Section 6.4 is amended by replacing the phrase "Normal Retirement Date" with "Normal Retirement Age".

         17. The second sentence of Section 7 is amended to read as follows:

                  Distribution of a Participant's Account shall commence, in the manner provided in Section 9, by April 1 of the calendar year following the later of (i) the calendar year in which the individual attains 70-1/2, or (ii) the calendar year in which the individual retires; except that in the case of a Participant who is a 5% owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70-1/2, item (ii) shall not apply.

         18.      Section 8.2(a) is amended to read as follows:

                  If a Participant's employment with the Employer terminates prior to Normal Retirement Age, the Participant may elect to receive, after filing such election as the Plan Administrator may require, the entire vested amount of his Account determined on the Valuation Date on which such distribution occurs.

         19.      Section 9.1(b), clause (iii) is amended to read as follows:

                  Equal or substantially equal quarterly or annual installments of cash calculated to extend over any period which does not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and Beneficiary; provided, however, that the Participant's vested Account must be more than $3,500 at the time of distribution in order for the Participant to elect installment payments.

         20. The definition of Required Aggegation Group in Section 16.1(b)(iv) is amended to replace the phrase "for purposes of meeting the requirements of
Section 401(a)(4) and 410 of the Code" with the phrase "for purposes of meeting the requirements of Section 401(a)(4) or 410 of the Code".

         21. A new clause (vi) is added to Section 16.1(b) to read as follows:

                  (vi)     Top-Heavy Ratio:

                           (i) If the Employer maintains one or more defined contribution plans (including the Plan and any simplified employee pension plan) and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the defined contribution plan or plans of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five year period ending on the Determination Date), and the denominator of which is the sum of all account balances under the defined contribution plan or plans (including any part of any account balance distributed in the five year period ending on the Determination Date) of all Participants therein as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to include any contribution which is due but unpaid as of the Determination Date.

                           (ii) If the Employer maintains one or more defined contribution plans (including the Plan and any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio or a fraction, the numerator of which is the sum of the account balances under the defined contribution plan or plans of all Key Employees and the present value of accrued benefits under the defined benefit plan or plans of all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the defined contribution plan or plans of all Participants therein and the present value of accrued benefits under the defined benefit plan or plans of all Participants therein. Present value may be based on any interest rate and mortality table which is accepted as reasonable by the Internal Revenue Service for this purpose. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to include any distribution of an account balance or an accrued benefit made in the five year period ending on the Determination Date and any contribution due but unpaid under the Plan and, if applicable, under any other defined contribution plan as of the Determination Date.

                           (iii) For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12 month period ending on the Determination Date. The account balance and accrued benefits of a Participant in any defined contribution and/or defined benefit plan who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. If a Participant has not performed any service for the Employer at any time during the five year period ending on the Determination Date, the account balance and accrued benefit of such individual shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                           The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         22. The introductory sentence of Section 16.2 is amended to read as follows:

                  For any Plan Year during which the Plan is deemed to be top-heavy, the Employer shall make a minimum contribution for each Participant who is not a Key Employee and who has not separated from service by the end of the Plan Year (regardless of whether such Participant has less than 1,000 hours of service) as follows:


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 28th day of August, 1998.

                                               VALLEY RESOURCES, INC.

                                        By:    K. W. HOGAN
                                               -----------------------------
                                               Senior Vice President, Chief
                                               Financial Officer and Secretary

                                SECOND AMENDMENT
                          TO THE VALLEY RESOURCES, INC.
                      401(K) EMPLOYEE STOCK OWNERSHIP PLAN

         Pursuant to Section 15.1 of the Valley Resources 401(k) Employee Stock Ownership Plan, (the "Plan"), said Plan is hereby amended effective September 20, 2000, unless otherwise provided, as follows:

         1. Section 1 is amended by changing the name of the Plan to "Southern Union Company Valley Resources 401(k) Employee Stock
         Ownership Plan".

         2. Section 2.4 shall be amended by replacing the words "Valley Resources, Inc." with "Southern Union Company".

         3.       The following new definition is added as Section 2.9A:

                  The term "Eligible Employee" means an individual who is employed by Southern Union Company at a worksite previously operated by Valley Gas Company or Bristol & Warren Gas Company or who is employed by the following wholly-owned subsidiaries:

                           1)       Alternate Energy Corporation
                           2)       Morris Merchants, Inc.

         4. Section 2.11 shall have the following sentence added to the end thereof:

                  Valley Resources, Inc. common stock that is held in the Employee Stock Fund on or after September 20, 2000 will be converted to cash which will be reinvested in Southern Union Company Employer Securities.

         5.       Section 2.13 shall be amended by changing the reference to
         Section 409(p) of the Code to Section 409(l) of the Code.

         6. Section 2.14 shall have the following sentence added to the end thereof:

                  On September 20, 2000, Valley Resources, Inc common stock will be converted to cash which will be reinvested in Southern Union Company Employer Securities.

         7. Effective January 1, 1998, Section 2.24 and 2.26 shall be amended by replacing the words "NYL Trust Company" with "Wilmington Trust Company".

         8. Section 3.1(b) is amended by replacing the word "Employee" with the words "Eligible Employee."

         9. Section 5.6 shall be amended by adding the following to the beginning of the first sentence:

                  For limitation years beginning prior to January 1, 2000,

         10. Section 9.5(b)(i) shall be amended by adding the following to the end thereof:

                  Effective January 1, 2000, hardship withdrawals shall not be considered eligible rollover distributions.

         11. Section 14.11 shall be amended by replacing the words "Valley Resources, Inc." with "Southern Union Company".

         12. Section 14.13 shall be amended by replacing the last sentence thereof with the following sentences:

                  If Employer Securities are exchanged for cash as part of a merger, the cash shall be used to purchase Employer Securities of the acquiring corporation which will be substituted as collateral for the outstanding Employer Securities Acquisition Loan.


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 19th day of September, 2000.

                                          VALLEY RESOURCES, INC.


                                 by:      A. P. DEGEN
                                          ---------------------------------
                                          President and Chief Executive Officer